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                                                                  Exhibit 10.12


                         [Hoffmann-La Roche Letterhead]

                                                November 2, 1995

Mr. Thomas A. Bologna
President and Chief
  Executive Officer
ScriptGen Pharmaceuticals
Medford, Massachussetts 02155

      Re: September 22, 1995 Heads of Agreement between ScriptGen and Hoffmann-La Roche Inc.(Roche)

Dear Mr. Bologna:

      This letter amends the above Heads, as agreed to in your October 30, 1995 telephone conference with [***] and [***]. I understand that two amendments were discussed, specifically that Roche would pay ScriptGen [***] before the end of the year, and that Roche would have the option to replace [***] of Roche's choice. Accordingly, the amendments below are made to the Heads.

      The first three lines of Paragraph 7 of the Heads (ending with the word "individually") is replaced with the following language:

      "ROCHE shall pay SCRIPTGEN the sum of [***] during the SCREENING period. A first payment of [***] (PAYMENT 1) will be made to SCRIPTGEN before December 31, 1995, at a time convenient to ROCHE. After this date, [***] subsequent payments [***] of [***] each shall individually" (the remainder of paragraph 7 remains unchanged).

      The following language is added to the end of Paragraph 3 [***]:

      ", or may have another activity of interest to be designated by ROCHE."

      The following language is added to Paragraph 4, line 1 (after the word "activity"):

      "designated by ROCHE, for example the activity"

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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      The following language is added to Paragraph 4, line 3 (after the words
"another TARGET"):

      "designated by ROCHE [***], or an additional TARGET"

      The following language is added to the second paragraph of Paragraph 9, after the word [***]:

      "or the TARGET designated by ROCHE to [***],"

      In addition, Paragraph 8 is corrected to refer to "TARGET" instead of "ROCHE TARGET".

      Thank you for your cooperation in making these amendments.

      Please sign both originals of this letter on behalf of ScriptGen, retain one, and return one fully executed original to Michael Koch.

                                          Sincerely,


                                          /s/ Michael Steinmetz

                                          HOFFMANN-LA ROCHE INC.

                                          Dr. Michael Steinmetz
                                          Vice President

AGREED AND ACCEPTED:
SCRIPTGEN PHARMACEUTICALS


By: /s/ Thomas A. Bologna
    -----------------------------

Date: 11/6/95
      ---------------------------


                                      -2-
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                               HEADS OF AGREEMENT

1.    PARTIES

      This document sets forth the principal terms of a basic understanding between Hoffmann-La Roche Inc. (hereinafter "ROCHE") and Scriptgen Pharmaceuticals, Inc. (hereinafter "SCRIPTGEN")

2.    DEFINITIONS

      FIELD shall mean the treatment of [***].

      LIBRARY shall mean ROCHE's proprietary collection of approximately [***] compounds suitable for screening for a biological activity designated by ROCHE.

      COMPOUND shall mean a compound which is part of the LIBRARY.

      ROCHE PRODUCT shall mean a COMPOUND or derivative or analogue thereof identified under this agreement as a candidate for use in the FIELD.

      TECHNOLOGY shall mean SCRIPTGEN's proprietary ATLAS system for screening for interaction with a given target protein, and does not include the target protein.

      TARGET shall mean a protein which is selected and provided by ROCHE to be added to TECHNOLOGY to make it possible to use TECHNOLOGY as a screen for a compound having the activity of interacting with that protein.

      SCREENING shall mean the screening of the LIBRARY by SCRIPTGEN under this agreement.

      NET SALES shall mean [***].

3.    BACKGROUND

      SCRIPTGEN possess expertise in screening for compounds which interact with a target protein. ROCHE possesses expertise in the discovery, development, and marketing of pharmaceutical agents, and owns the LIBRARY, a selected number of COMPOUNDS in which ROCHE has reason to believe may be effective in [***].

4.    PURPOSE

      ROCHE wishes to have identified COMPOUNDS which have the desired activity of interfering with [***] and SCRIPTGEN is willing to screen the LIBRARY with TECHNOLOGY, using [***] which is a TARGET, or another TARGET desired.

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5.    CONDITION

      ROCHE will enter into a final agreement with SCRIPTGEN based on the understandings set forth herein, however the obligation of ROCHE to enter into said final agreement is contingent on ROCHE's concluding arrangements with [***] to obtain [***] for use in SCREENING as described in paragraph 3 above.

6.    SCREENING PERIOD

      SCREENING will begin upon on the date of receipt by SCRIPTGEN of [***], and will be completed [***] after said date of receipt.

7.    PAYMENT

      [***]

8.    ROCHE'S UNDERTAKINGS

      [***]

9.    SCRIPTGEN'S UNDERTAKINGS

      As soon as reasonably possible, SCRIPTGEN shall begin SCREENING with TARGET. [***]



                                        2
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10.   COMMERCIALIZATION

A. ROCHE, at its sole discretion, may develop and market or license to third parties any ROCHE PRODUCT anywhere in the world and without any obligations, to SCRIPTGEN other than those payments provided below.

B. In consideration of ROCHE's payments under this agreement, any results and inventions, patentable or not, and any resulting patent filings emanating therefrom with regard to COMPOUNDS shall be owned exclusively by ROCHE, no matter with which party the inventors of such inventions may be affiliated. SCRIPTGEN agrees [***] disclose any such results or inventions to ROCHE and further agrees to assign any right, title, or interest in and to any such invention in the U.S. and in all foreign countries to ROCHE. The parties agree to cooperate in the filing and prosecution of such patent filings, at ROCHE's expense and request. Roche agrees to reasonably compensate SCRIPTGEN for any costs related to such cooperation.

11.   FEES AND ROYALTIES

      [***]

12.   ADDITIONAL PROVISIONS

      The full Agreement shall contain customary and usual provisions for agreements of this nature for pharmaceutical products including further definitions, confidentiality, warranties, indemnification, assignment, royalty computation and reports, reporting inventions, patent provisions, term and termination and survival provisions and the like.


                                        3
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13.   PUBLICITY

      No public announcement or other disclosure to other parties concerning the existence of or the terms of this understanding or of the final agreement entered into based on this understanding shall be made, either directly or indirectly, by either party to this understanding or to said final agreement, except to a third party bound by a confidentiality agreement and as may be required by any laws or government regulations or by the rules of any stock exchange of any country, without first informing the other party of the proposed announcement or other disclosure within a reasonable time prior to release and obtaining the other party's written approval of the nature and text of such announcement or disclosure.

      IN WITNESS WHEREOF, ROCHE and SCRIPTGEN have executed this Heads of Agreement on the later of the two dates written below.

SCRIPTGEN PHARMACEUTICALS, INC.            HOFFMANN-LA ROCHE INC.


By: /s/ Thomas A. Bologna                  By: /s/ Michael Steinmetz
    ----------------------------               -----------------------------


Title: President & CEO                     Title: Vice President
       -------------------------                  --------------------------


Date: 8/22/95                              Date: 9/22/95
      --------------------------                 ---------------------------